UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2015

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2015, TriMas Corporation (the “Company”) completed the previously announced spin-off of Horizon Global Corporation (“Horizon”) from the Company through a distribution of 100% of the Company’s interest in Horizon to holders of the Company’s common stock (the “Spin-off”). On June 30, 2015, in connection with the Spin-off, the Company entered into several agreements with Horizon that govern the relationship of the parties following the Spin-off, including the following:

•	Separation and Distribution Agreement

•	Tax Sharing Agreement

•	Employee Matters Agreement

•	Transition Services Agreement

•	Noncompetition and Nonsolicitation Agreement

Summaries of certain terms of the agreements can be found in the section entitled “Relationship with TriMas After the Spin-off” in Amendment No. 3 to Horizon’s Registration Statement on Form S-1 (Registration No. 333-203138) filed with the Securities and Exchange Commission, and are incorporated herein by reference. Such summaries are qualified in their entirety by reference to the full text of the agreements, which are attached as exhibits hereto.

On June 30, 2015, TriMas Company LLC (“TriMas LLC”), a wholly owned subsidiary of the Company, entered into a replacement facility amendment (the “Amendment”) to the Credit Agreement, dated as of October 16, 2013 (as previously amended, the “Existing Credit Agreement” and as amended by the Amendment , the “Credit Agreement”) among the Company, TriMas LLC, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, J.P. Morgan Europe Limited, as Foreign Currency Agent, and the other agents party thereto.

The Amendment was entered into in connection with the Spin-off and the concurrent release from the Credit Agreement of subsidiaries of Horizon that were previously party to the definitive documentation governing the facility under the Existing Credit Agreement. Pursuant to the Amendment, the term loan facility under the Existing Credit Agreement was replaced with a new $275.0 million term loan facility and the revolving credit facility under the Existing Credit Agreement was replaced with a new $500.0 million revolving credit facility. The term loans and revolving loans under the Credit Agreement will bear interest at the London Interbank Offered Rate (“LIBOR”) plus 1.625% (subject to step-ups up to LIBOR plus 1.750% or 2.000% or step-downs down to LIBOR plus 1.500% or 1.375%, based on the leverage ratio). The term loans under the Credit Agreement amortize in quarterly installments of approximately $3.4 million beginning in December 2015 through September 2018, and in quarterly installments of approximately $5.2 million from December 2018 through March 2020, with a final payment of the remaining term loan balance due on June 30, 2020.

The obligations of TriMas LLC under the Credit Agreement are guaranteed by the Company and certain of TriMas LLC’s domestic subsidiaries (the “Subsidiary Guarantors”) and are secured by substantially all of the assets of the Company, TriMas LLC and the Subsidiary Guarantors, including but not limited to: (a) pledges of and first priority perfected security interests in 100% of the equity interests of TriMas LLC and certain of TriMas LLC’s and the Subsidiary Guarantors’ domestic subsidiaries and 65% of the equity interests of certain of TriMas LLC’s and the Subsidiary Guarantors’ foreign subsidiaries and (b) perfected first priority security interests in substantially all other tangible and intangible assets of the Company, TriMas LLC and the Subsidiary Guarantors, subject to certain exceptions. The Credit Agreement contains affirmative and negative covenants that the Company and TriMas LLC believe are usual and customary for a senior secured credit agreement. The negative covenants include, among other things, limitations on capital expenditures, asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments and transactions with affiliates. The Credit Agreement also requires the Company and TriMas LLC to maintain a maximum leverage ratio and minimum interest expense coverage ratio. Upon the occurrence of customary events of default set forth in the Credit Agreement, including payment defaults, breaches of covenants, a change of control and insolvency/bankruptcy events, the Administrative Agent may and, upon the request of a lenders holding a majority of the outstanding loans and commitments under the Credit Agreement, shall, accelerate repayment of the loans and cancel all of the commitments outstanding under the Credit Agreement.

Proceeds from borrowings under the Credit Agreement were used to finance the refinancing of loans under the Existing Credit Agreement.

The foregoing description of the Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed as Exhibit 10.5 hereto, and the full text of the Credit Agreement, which has been filed as part of Exhibit 10.5 hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 30, 2015, the Company completed the Spin-off of Horizon through the distribution of 100% of the outstanding shares of common stock (approximately 18.1 million shares of common stock) of Horizon to holders of the Company’s outstanding common stock. Horizon’s business consists of those activities that previously comprised the Company’s Cequent businesses. Horizon is now an independent public company and its common stock trades under the symbol “HZN” on the New York Stock Exchange.

The distribution of the Horizon common stock occurred by way of a pro rata dividend to the Company’s stockholders. Each of the Company’s stockholders received two shares of Horizon common stock for every five shares of Company common stock held at 5:00 p.m., New York City time, on the record date, June 25, 2015, and cash in lieu of any fractional shares of Horizon common stock.

A Registration Statement on Form S-1 relating to the Spin-off was filed by Horizon with the Securities and Exchange Commission and was declared effective on June 22, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2015 and the unaudited pro forma consolidated statements of income of the Company for the three months ended March 31, 2015 and for the years ended December 31, 2014, 2013 and 2012 giving pro forma effect to the Spin-off are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated into this Item 9.01 by reference.

(d) Exhibits.

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of June 30, 2015, by and between Horizon Global Corporation and TriMas Corporation.

10.1	Tax Sharing Agreement, dated as of June 30, 2015, by and between Horizon Global Corporation and TriMas Corporation.

10.2	Employee Matters Agreement, dated as of June 30, 2015, by and between Horizon Global Corporation and TriMas Corporation.

10.3	Transition Services Agreement, dated as of June 30, 2015, by and between Horizon Global Corporation and TriMas Corporation.

10.4	Noncompetition and Nonsolicitation Agreement, dated as of June 30, 2015, by and between Horizon Global Corporation and TriMas Corporation.

10.5*	Replacement Facility Amendment, dated as of June 30, 2015, among TriMas Company LLC, the other Loan Parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders party thereto.

99.1	Unaudited Pro Forma Consolidated Financial Statements of TriMas Corporation.

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: July 6, 2015	By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of June 30, 2015, by and between Horizon Global Corporation and TriMas Corporation.

10.1	Tax Sharing Agreement, dated as of June 30, 2015, by and between Horizon Global Corporation and TriMas Corporation.

10.2	Employee Matters Agreement, dated as of June 30, 2015, by and between Horizon Global Corporation and TriMas Corporation.

10.3	Transition Services Agreement, dated as of June 30, 2015, by and between Horizon Global Corporation and TriMas Corporation.

10.4	Noncompetition and Nonsolicitation Agreement, dated as of June 30, 2015, by and between Horizon Global Corporation and TriMas Corporation.

10.5*	Replacement Facility Amendment, dated as of June 30, 2015, among TriMas Company LLC, the other Loan Parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders party thereto.

99.1	Unaudited Pro Forma Consolidated Financial Statements of TriMas Corporation.

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.